For Immediate Release February 13, 2009	For More Information Michael C. Miller, 336.626.8327

FNB United Corp. Announces It Has Received $51.5 Million as an
Approved Participant in the U.S. Treasury Department
Capital Purchase Program

Asheboro, NC – FNB United Corp. (NASDAQ:FNBN), the holding company for CommunityOne Bank, N.A., and its wholly owned subsidiary, Dover Mortgage Company, today reported that it has received $51.5 million as a participant in the U.S. Treasury Department's Capital Purchase Program (CPP). The Company issued 51,500 shares of senior preferred stock and a related warrant for 2,207,143 shares of FNB United common stock to the U.S. Treasury, which represents 15.0% of the senior preferred stock or $7.725 million.

Michael C. Miller, President and Chief Executive Officer of FNB United Corp, characterized the Company's participation in the program by saying, "These funds will strengthen our balance sheet, providing the capital we can use to support our communities not only with loans to qualified borrowers, but to assist customers, on a case-by-case basis, to cope with a diminished capacity to repay their loan obligations.  The CPP funds help healthy, well-capitalized banks like ours maintain an active lending role in this challenging environment.”  Before receiving the CPP funds, CommunityONE Bank, N.A. was well-capitalized as measured by all regulatory guidelines.

The CPP, created by the U.S. Treasury, is a voluntary program in which selected, healthy financial institutions are encouraged to participate. Approved use of the funds includes providing credit to qualified borrowers, either as companies or individuals, among other things. Such participation is intended to support the economic development of the community and thereby restore the health of the local and national economy.

The preferred stock issued by the Company will pay a 5% dividend for the first five years, after which the rate will increase to 9% if the Company does not redeem the preferred shares. These preferred shares do not carry voting rights, except in certain limited circumstances.  Terms and conditions of the transaction and the preferred stock will conform to those provided by the U.S. Treasury. A summary of the Capital Purchase Program can be found at the Treasury's web site: www.ustreas.gov/initiatives/eesa.

FNB United Corp. is the Asheboro, North Carolina based bank holding company for CommunityONE Bank, N.A., and the bank’s subsidiary, Dover Mortgage Company. Opened in 1907, CommunityONE Bank (MyYesBank.com) operates 45 offices in 38 communities throughout central, southern and western North Carolina. Through these companies, FNB United offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.

For further information contact: Michael C. Miller, President and CEO, or R. Larry Campbell, Chief Operations Officer, of FNB United Corp. Phone: 336.626.8300.

This news release may contain forward-looking statements regarding future events. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.”  These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially.  These risks and uncertainties include risks of managing our growth, changes in financial markets, changes in real estate markets, regulatory changes, changes in interest rates, changes in economic conditions being less favorable than anticipated, and loss of deposits and loan demand to other financial institutions.  Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in FNB United’s filings with the Securities and Exchange Commission.  FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

*    *    *